UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2017

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2017, the Compensation Committee of the Board of Directors of RCM Technologies, Inc. (the "Company") approved grants, under the Company's 2014 Omnibus Equity Compensation Plan (as amended and restated, the "2014 Plan"), of performance stock units ("PSUs") to Rocco Campanelli, the Company's President and CEO (120,000 PSUs) and Kevin Miller, the Company's Chief Financial Officer, Treasurer and Secretary (80,000 PSUs).  The number of PSUs that will ultimately be earned and vested shall be determined based on the level of achievement of certain performance goals tied to operating earnings and stockholder return performance during a performance period beginning on January 1, 2017 and ending on December 28, 2019; provided, that if a Change in Control (as defined in the 2014 Plan) occurs prior to the end of the performance period set forth above, then the last day of the performance period shall be the last day of the Company's fiscal quarter that immediately precedes the date of the Change in Control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: March 29, 2017

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